                                                       EXHIBIT NUMBER(10)(xxiii)
                                                       To 1994 FORM 10-K


                          NORTHERN TRUST CORPORATION
                          MANAGEMENT PERFORMANCE PLAN

I.   PURPOSE OF PLAN

     The purpose of the Management Performance Plan (the "Plan") is to promote the achievement of superior Corporate financial and operating performance of the Northern Trust Corporation (hereinafter referred to as the "Corporation") and further the objective of delivering unrivaled service quality to its clients and partners through the awarding of cash incentive payments to selected officers.

II.  PLAN YEAR

     The Plan is effective from January 1, 1994 to December 31, 1994.

III. ELIGIBILITY AND PARTICIPATION


     Eligibility to participate in the Plan is restricted to selected executive officers and subject to approval by the Compensation and Benefits Committee of the Board of Directors (the "Committee").

IV.  PARTICIPANT TARGET AWARDS

     At the beginning of the Plan year, the Committee shall determine individual target awards. The target award will be described as a percent of the annual base salary earned during the Plan year.

V.   AWARD DETERMINATION

     Participant awards are based on the Corporation's financial achievement versus the Plan's Corporate Earnings Target, which is established by the Committee at the beginning of the Plan year. The participant's target award will be the amount which is awarded if the Corporation's financial achievement is equal to the Plan's Corporate Earnings Target. The amount of the award will either increase or decrease as calculated by the formula detailed on Attachment I.

     Attachment II provides an example of a participant's award calculation.

VI.  PAYMENT OF AWARDS

     Awards will be paid in cash as soon as practicable following the completion of the Plan year. Any award amount that, with all other compensation paid or to be paid for that year to the participant, exceeds the level of tax deductible compensation to the Corporation, as determined by the Internal Revenue Service Section 162(m), will be deferred and paid in the year following the participant's retirement. Deferred award balances will be adjusted with an interest factor as shall be determined at the time of the deferral by the Committee.

  Notwithstanding the foregoing, awards payable because of a Change in Control of the Corporation pursuant to Paragraph VIII shall be paid in cash as soon as practicable following such Change in Control.

VII. PLAN ADMINISTRATION AND TERMINATION

  The Plan is administered by the Compensation and Benefits Committee. Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee in the effective administration of the Plan, as described herein, shall be final and conclusive.

  The Board of Directors may amend, suspend, or terminate any or all provisions of the Plan at any time.

VIII. MISCELLANEOUS PROVISIONS

  The following miscellaneous provisions are applicable to this Plan:

  (a) In the event of a participant's death, disability, or retirement, awards shall be prorated to the date of the event, and paid as described in
      Section VI.

  (b) Termination of employment by a participant during the Plan year, for reasons other than death, disability, or retirement shall result in immediate exclusion from the Plan unless the Compensation and Benefits Committee decides otherwise in its sole discretion.

  (c) Except in the event of the death of a participant, the rights and interests of a participant under the Plan shall not be assigned, encumbered, or transferred.

  (d) No employee or other person shall have any claim or right to be granted an award under the Plan. Neither the Plan, nor any action taken thereunder, shall be construed as giving any employee or other person any right to be retained in the employ of the Corporation.

  (e) The Corporation shall have the right to deduct from all payments made under the Plan any taxes required by law to be withheld with respect to such payments.

  (f) All questions pertaining to the validity, construction and administration of the Plan and any award hereunder shall be determined in conformity with the laws of the State of Illinois.

  (g) Each participant shall designate a beneficiary (the "Designated Beneficiary") to receive payments due hereunder in the event of such participant's death. If no Designated Beneficiary survives the participant, it shall be the surviving spouse of the participant or, if there is no surviving spouse, it shall be the participant's estate.

(h) Notwithstanding any other terms contained herein, in event of a Change in Control of the Corporation, the participant's target award shall be paid in accordance with the last sentence of Section VI of this Plan. For purposes of this paragraph, a "Change in Control" of the Corporation shall be deemed to occur on the earliest of:

    (i) The receipt by the Corporation of a Schedule 13D or other statement filed under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), indicating that any entity, person, or group has acquired beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act, or more than 30% of the outstanding stock of the Corporation entitled to vote for the election of directors ("voting stock");

    (ii) The commencement by any entity, person, or group (other than the Corporation or a subsidiary of the Corporation) of a tender offer or an exchange offer for more than 20% of the outstanding voting stock of the Corporation;

    (iii) The effective time of (A) a merger or consolidation of the Corporation with one or more other corporations as a result of which the holders of the outstanding voting stock of the Corporation immediately prior to such merger or consolidation hold less than 80% of the voting stock of the surviving or resulting corporation, or (B) a transfer of substantially all of the property of the Corporation other than to an entity of which the Corporation owns at least 80% of the voting stock; or

    (iv) The election of the Board of Directors of the Corporation, without the recommendation or approval of the incumbent Board of Directors of the Corporation, or the lesser of (A) three directors or (B) directors constituting a majority of the number of directors of the Corporation then in office.

                                                                    ATTACHMENT I

                          MANAGEMENT PERFORMANCE PLAN
                 CORPORATE EARNINGS TARGET AND AWARD SCHEDULE

1994 CORPORATE EARNINGS TARGET
------------------------------

The 1994 Management Performance Plan Corporate Earnings Target is $195 million. Actual earnings after the accrual for payments made under the Plan and after any adjustments for unusual and/or extraordinary items will be compared against the Corporate Earnings Target.

TARGET AWARD SCHEDULE
---------------------

The percentage of the target award that will be payable will be determined in accordance with the following formula:

For each percent change in net income above/below the $195 million earnings target, the percent of the award shall be by: 1% for each percent between 0-5%, 2% for each percent between 5.1-10%, 3% for each percent between 10.1-15%, and 4% for each percent 15.1-20%.

          % of Net Income Target            % of Target Award Payable
          ----------------------            -------------------------
                    120                                150
                    115                                130
                    110                                115
                    107                                109
                    105                                105
                    103                                103
                    100                                100
                     97                                 97
                     95                                 95
                     93                                 91
                     90                                 85
                     85                                 70
                     80                                 50

                                                                 ATTACHMENT II


                          MANAGEMENT PERFORMANCE PLAN
                                     1994
                          AWARD CALCULATION EXAMPLES



Assumptions
-----------

  . Participant Target Award       -       20%

  . Annual Salary Earned           -       $100,000


Target Award                       -       20% or $20,000 at achievement
------------                               of the Corporate Earnings Target



Award levels at various levels of Corporate achievement versus the Corporate Earnings Target:



                       Percentage of
                     Corporate Earnings               Amount of
                      Target Achieved                   Award
                     ------------------               ---------

                           110%                       $23,000
                           105%                       $21,000
                           103%                       $20,600
Corporate Earnings Target- 100%                       $20,000
                            97%                       $19,400
                            95%                       $19,000
                            90%                       $17,000